EXHIBIT 10.10
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                                 EQUIPMENT LEASE
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         This Equipment Lease is made and entered into effective this 8th day of
September, 2003, by and between 1607 COMMERCE LIMITED PARTNERSHIP, hereinafter referred to as "Lessor", and PLASTIC PALLET PRODUCTION, INC., hereinafter referred to as "Lessee", having its principal office at 1607 W. Commerce Street, Dallas, Texas 75208.

                              W I T N E S S E T H:
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         For and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

         1. Grant. Lessor does hereby lease unto Lessee, and Lessee does hereby take and hire from Lessor all equipment located at 1607 West Commerce Street, Dallas, Texas 75208 (the "Premises"), including, without limitation, that described on Exhibit A, which is attached hereto and made a part hereof by this reference and all leasehold improvements on the Premises ("Equipment"). The Equipment shall be used by Lessee at the Premises.

         2. Term. This agreement shall be for a term of one hundred thirty (130) months, commencing on September 8, 2003 (the "Term").

         3. Rental. Lessee shall pay Lessor as rental for the use of the Equipment Forty-Eight Thousand Dollars ($48,000) per month, together with any applicable sales tax, commencing six (6) months after the first day of the Term. All succeeding monthly rentals are due and payable in advance on the same day of the month as the first month's rental.

         4. Ownership and Use. The parties agree to the following provisions in regard to the ownership and usage of the Equipment:

             4.1 Title. The Equipment shall at all times be the sole and exclusive property of Lessor. Lessee shall have no rights or property interest therein, except for the right to use same in the normal operation of the business maintained by it at the Premises.

             4.2 Personal Property and Installation. The Equipment is and shall remain personal property, even if installed in or attached to real property. Lessee shall provide, at its expense, suitable facilities and utilities for the proper installation and operation of the Equipment.

             4.3 Liens. Lessee shall keep the Equipment at all times free and clear from all claims, levies, liens or encumbrances of any nature whatsoever other than the liens of Paul Kruger and F&M Bank. Lessee shall give Lessor immediate notice of any such attachment or other judicial process affecting any article of Equipment leased hereunder.
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             4.4 Disposition of Equipment. Lessee shall not pledge, lend, create a security interest in, sublet or part with possession of the Equipment, or any part thereof, or attempt in any other manner to dispose thereof or remove the Equipment, or any part thereof, from the Premises other than Equipment which is obsolete or has no use and which Lessor concurs in writing may be removed from the Premises.

             4.5 Alterations; Taxes. Lessee will make no alteration to the Equipment, and will pay all taxes and assessments levied against the Equipment for the use thereof during the term of the rental period.

             4.6 Equipment Failure. Lessee shall repair all mechanical failures of the Equipment components, and, if necessary, replace components.

             4.7 Inspection. After giving reasonable notice, Lessor shall have the right during Lessee's normal business hours to inspect the Equipment.

             4.8 Liens; Taxes. Lessee shall keep the Equipment free and clear of all levies, liens and security interests, and shall give Lessor immediate notice of any attachment or other judicial process affecting any item of Equipment. Lessee shall pay all charges and local, state and Federal taxes (and reimburse Lessor for any such payments made by Lessor) which may now or hereafter be imposed upon the ownership, leasing, rental, sale, purchase, possession or use of the Equipment (and Lessee shall file all tax returns in connection therewith), excluding, however, all taxes on or measured by Lessor's net income. Further, Lessor may in its sole discretion require Lessee to make payments in amounts and at intervals satisfactory to Lessor to be held by Lessor in a non-interest bearing tax reserve account as security for Lessee's faithful performance of its obligations herein. The obligations of the Lessee to pay such sums shall be in addition to all other obligations of Lessee under this Lease and shall continue in full force and effect notwithstanding the termination of this Lease whether by expiration of time, by operation of law or otherwise.

             4.9 Insurance. Lessee at its expense shall keep the Equipment insured against all risks of loss or damage from any cause whatsoever in amounts and on terms consistent with those historically maintained by Lessee; but no less than $6,000,000.00 according to a schedule approved in writing by Lessor; and Lessee shall carry adequate public liability insurance, both personal and injury including death and property damage, covering the Equipment in amounts and on terms consistent with those historically maintained by Lessee. All said insurance shall be in form and amount and with companies satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor; and all such liability insurance shall include Lessor as named insured. Lessee shall pay the premiums therefor and deliver to Lessor the policies of insurance or duplicates thereof or other evidence satisfactory to Lessor of such insurance coverage. Each insurer shall agree by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor that it will give Lessor thirty (30) days prior written notice of the effective date of any alteration or cancellation of such policy.

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         Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any said insurance policy. In case of the failure of lessee to procure or maintain said insurance, Lessor shall have the right, but shall not be obligated, to effect such insurance or compliance on behalf of Lessee. In that event, all moneys spent by and expenses of Lessor in effecting such insurance or compliance shall be deemed to be additional rent, and shall become due and owed forthwith with interest at 18% per annum or such other maximum lawful contract rate as is otherwise allowed by law if less than 18%, and Lessee will pay the same with the periodic payment of rent next due after receipt of notice from Lessor.

             4.10 Risk of Loss and Damage. Lessee shall bear the entire risk of loss, theft, damage or destruction of the Equipment from any cause whatsoever. In the event that any item of the Equipment is lost, stolen or destroyed beyond repair, Lessee shall pay to Lessor the value of such Equipment immediately prior to the loss, theft or destruction, as reasonably determined by the Lessor. Upon payment of such sum, Lessee shall be relieved from liability for any further rent with respect to the Equipment involved and the rent shall be adjusted by the Lessor accordingly. If Lessee is not then in default hereunder, Lessee shall receive as a credit against sums to be paid by reason of this paragraph the proceeds of any insurance actually received by Lessor on policies of insurance maintained by Lessee under the lease covering the Equipment involved to the extent that Lessor does not in its sole discretion use such proceeds to repair such Equipment. If Lessee is in default hereunder, such insurance proceeds shall first be applied to satisfy such default in whole or in part.

             4.11 Indemnification. The Lessee does indemnify, protect, save and keep harmless the Lessor, its agents, servants, successors and assigns from and against all losses, damages, injuries, claims, demands and expenses, including legal expenses and attorney's fees, of whatsoever nature, arising out of the use, misuse, condition, repair, storage, return of operation (including, but not limited to, latent and other defects, whether or not discoverable by it) of any unit of Equipment, regardless of where, how and by whom operated, and arising out of negligence, whether of Lessor, its agents, servants, successor or assigns, tort, strict liability in tort, warranty, contract or any other cause of action with respect to Lessee or a party herein indemnified. The Lessee is liable for the expenses of the defense or the settlement of any suit or suits or other legal proceedings brought to enforce any such losses, damages, injuries, claims, demands and expenses and shall pay all judgments entered in any such suit or suits or other legal proceedings. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the termination of this Lease whether by expiration of time, by operation of law or otherwise. With respect to Lessor, Lessee is an independent contractor, and nothing contained herein authorizes the Lessee or any other person to operate the Equipment so as to impose or incur any liability or obligation for or on behalf of Lessor.

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         5. Surrender. Lessee covenants to surrender the Equipment to Lessor upon the expiration of this Lease, in as good a condition as it now is, reasonable wear and tear excepted. If upon termination of this Lease, Lessee fails or refuses to return and deliver the Equipment to Lessor, Lessor shall have the right, without notice or demand, to enter the Premises or any other premises where the Equipment may be found and take possession of and remove the Equipment without legal process.

         6. Default. In the event Lessee shall default in the payment of any Rent, or any other sums due hereunder for a period of ten (10) days or in the event of any default or breach of the terms and conditions of this Lease or any other agreement between the parties hereto and Lessee shall fail to cure same within thirty (30) days of receiving written notice thereof, or in the event of a misrepresentation or breach of warranty by the Lessee or any guarantor hereof or if any execution or other writ or process shall be issued in any action or proceedings, against the Lessee, whereby the Equipment may be taken or distrained, or if a proceeding in bankruptcy, receivership or insolvency shall be instituted by or against the Lessee or its property, or if the Lessee shall enter into any agreement of composition with its creditors or if the Lessee ceases doing business or transfers a major part in value of its assets, then in any such event the Lessor, at its option may: (a) proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof and/or (b) retake immediate possession of the Equipment without any Court Order or other process of law and for such purpose the Lessee consents that the Lessor, directly or by its agents, may enter upon any premises where the Equipment may be and may remove the same therefrom with or without notice of its intention to do same without being liable to any suit or action or other proceeding by the Lessee and/or (c) declare all sums owing hereunder and/or all rentals immediately due and payable and/or (d) by notice in writing to Lessee terminate this Lease, whereupon all right and interest of Lessee in or to the possession or use of the Equipment shall absolutely cease and determine but Lessee shall remain liable as hereinafter provided and Lessor shall have the right under the preceding subsection (a), (b) and (c) of this section.

         Further, Lessor: (i) shall be entitled to retain all rents and additional sums paid by Lessee hereunder in respect of the Equipment as well as all resale proceeds, refunds and other sums, if any, paid or received by Lessor prior to or after default, including any such then in its possession which, had this Lease not been declared in default, would otherwise be payable to lessee hereunder and any other money or property of Lessee in Lessor's possession, and
(ii) may, but shall not be obligated to, re-let all or any part of the Equipment for such rentals and upon such terms as Lessor shall elect or may, but shall not be obligated to, sell the Equipment at public or private sale and either for cash or upon credit, and (iii) shall be entitled to recover from Lessee all rents and additional sums accrued and unpaid under the terms hereof prior to Lessor's retaking possession of the Equipment, and as partial damages for breach, a sum equal to the present value of the total unpaid rental which would have accrued for the balance of the rental term less only the net proceeds of any such reletting or sale, and (iv) shall be entitled to recover from Lessee any and all damages which Lessor, shall sustain by reason of any such default, failure or breach by Lessee, together with a reasonable sum for attorney's fees and such expenses as shall be expended or incurred in the seizure, rental storage, transportation, sale of Equipment, enforcement of any right or privilege hereunder, collection of any sums due hereunder or in any consultation or action in such connection.

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         The remedies herein provided in favor of Lessor in the event of default as hereinabove set forth shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing in law, in equity or in bankruptcy.

         If any sum due to Lessor hereunder is unpaid after its due date, Lessor may at Lessor's option collect a delinquency charge, of up to the greater of ten dollars or interest at the rate of 18% per annum or at the highest rate permitted by law if less than 18%; provided, however, that the Lessor may not charge any amounts in excess of those permitted by law. All such charges shall be payable forthwith as Additional Rent hereunder.

         7. Assignment. Neither this Lease, nor any interest created hereby, may be assigned by Lessee without the written consent of Lessor. This Lease, the Equipment or any rent due or to become due, may be assigned or sold by Lessor without consent of Lessee; provided, that, the successor to Lessor shall assume Lessor's obligations under this Lease.

         8. No Warranties. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE EQUIPMENT. LESSEE AGREES THAT LESSOR HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, AS TO THE SUITABILITY, DURABILITY, FITNESS FOR USE, MERCHANTABILITY, CONDITION, OR QUALITY OF THE EQUIPMENT AND OF ANY UNIT THEREOF. LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIM AGAINST LESSOR AND ANY ASSIGNEES OF LESSOR FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER; AND WITH RESPECT TO LESSOR OR LESSOR'S ASSIGNEE, LESSEE LEASES EQUIPMENT "AS IS". LESSOR AND LESSOR'S ASSIGNEE SHALL NOT BE LIABLE TO LESSEE FOR ANY LOSS, DAMAGE, OR EXPENSE OF ANY KIND OR NATURE CAUSED DIRECTLY OR INDIRECTLY BY ANY EQUIPMENT LEASED HEREUNDER, OR BY THE USE OR MAINTENANCE THEREOF, OR BY THE REPAIRS, SERVICE OR ADJUSTMENT THERETO OR ANY DELAY OR FAILURE TO PROVIDE ANY THEREOF, OR BY ANY INTERRUPTION OF SERVICE OR LESS OF USE THEREOF, OR FOR ANY LOSS OF BUSINESS OR DAMAGE WHATSOEVER AND HOWSOEVER CAUSED, WITHOUT IN ANY WAY IMPLYING THAT ANY SUCH WARRANTY EXISTS AND WITHOUT MAKING ANY REPRESENTATIONS AS TO THE EXTENT OF ANY SUCH WARRANTY, LESSOR AGREES, TO THE EXTENT OF ITS LEGAL POWER TO MAKE SUCH ASSIGNMENT AND WITHOUT INCREASING ITS LIABILITY HEREUNDER, TO ASSIGN TO LESSEE UPON LESSEE'S REQUEST THEREFOR ANY WARRANTY OF A MANUFACTURER OR SELLER RELATING TO THE EQUIPMENT THAT MAY HAVE BEEN GIVEN TO LESSOR.

         9. Miscellaneous. It is further understood and agreed as follows:


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             9.1 Severability. If any provision of this Agreement shall be held to be void or unenforceable for any reason, the remaining terms and provisions hereof shall not be affected thereby.

             9.2 Notices. Except as may be otherwise specifically provided herein, all notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered when delivered personally, or when deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth hereunder, or at such other address as may have been theretofore specified by written notice delivered in accordance herewith.

             9.3 Binding Effect. The provisions of this Agreement shall inure to the benefit of and bind the successors and assigns of the parties hereto.

             9.4 Paragraph Headings. Paragraph headings contained in this Agreement are for reference only, and shall not affect in any way the meaning or interpretation of this Agreement.

             9.5 Entire Agreement. This instrument constitutes the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties or representations other than those set forth herein. This Agreement cannot be amended except in writing executed by each of the parties hereto.

             9.6 Attorney's Fees. In the event either party hereto files suit in order to enforce or interpret the terms and provisions of this Agreement, the prevailing party in such litigation shall be entitled to recover from the other its reasonable attorney's fees and expenses incidental to the litigation.

             9.7 Further Assurances. The parties hereto, and each of them, will take whatever action or actions as are deemed by counsel to the Lessor to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end they will execute and deliver any further instruments or documents which may be necessary to give force and effect to this Agreement, or any of the provisions hereof, to give notice of Lessor's ownership of the Equipment, or to carry out the intent of this Agreement, or any of the provisions hereof.

             9.8 Entire Agreement. This instrument constitutes the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing, signed by the parties hereto.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



"LESSOR"                           1607 COMMERCE LIMITED PARTNERSHIP
                                   A Texas Limited Partnership

                             By:   1607 COMMERCE, L.L.C.,
                                   An Oklahoma Limited Liability Company,
                                   General Partner

                             By:   /s/ Paul A. Kruger
                                   Paul A. Kruger, Manager



"TENANT"                           PLASTIC PALLET PRODUCTION, INC.,
                                   a Texas corporation

                             By:   /s/ Warren F. Kruger
                                   Warren F. Kruger, President











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All annexes to this agreement are omitted from this Exhibit. The registrant will furnish supplementally a copy of any omitted annex to the Commission upon request.